TEST THE WATER MATERIALS

 UPDATE: July 7, 2021

 The First Offering of $50,000,000 for Gilmore Homes - Gilmore Loans, LLC has concluded its 12 month period.

 The Second Offering of $75,000,000 for Gilmore Homes - Gilmore Loans, LLC is set to begin the process for qualification.

 In Testing the Waters, after Offering, the following articles have been published and can be viewed in Google search or on the website of the Michael Gilmore Company (www.michaelgilmorecompany.com).

 Gilmore Homes to Develop $190M MXU Tower in Downtown Atlanta / Connect Atlanta, Commercial Real Estate News

 Gilmore Homes Gilmore Loans LLC Becomes the Second African American SEC Qualified Regulation A+ Tier II, Plans for $190,000,000
 50 Story Mixed Use Tower Featuring Apartments, Condos, Offices, Retail Stores and a Hotel

 (Published in Associate Press /AP.com, Business Wire, Yahoo News, Yahoo Finance, Bloomberg, Insider Tracking, Black Radio Network, Travel Folks,
  Global Banking and Finance, etc).

 Black Real Estate Entrepreneur Qualifies to Issue $50M in Class A Stock After Being Denied By Venture Capitalists / Blacknews.com

                                                                   Press Release

                                                        GILMORE HOMES  GILMORE LOANS, LLC
      Empowering Consumers through Real Estate, Technology Financial Services and Consumer Goods as a Proptech, Fintech and Consumertech Firm
                          5401 Old National Highway, Suite 419, Atlanta, Georgia 30349, Telephone: (601) 582.1851

 For more Information, contact:
 Michael L Gilmore, Asset Manager
 (601) 582-1851
 mgilmore@michaelgilmorecompany.com

 News Release

 FOR IMMEDIATE RELEASE

                           Gilmore Homes Gilmore Loans, LLC Plans to Test the Waters as Reg A+ Filing is Pending

 (July 8, 2019) Atlanta, Georgia: Gilmore Homes Gilmore Loans, LLC, an Atlanta based proptech and fintech emerging growth company, focused on real estate, technology and financial services, plans to test the waters as its Regulation A, Tier 2 filing is pending with the
 Securities and Exchange Commission.

 The company plans to raise up to $50,000,000, selling 1,000,000 shares at $50 each, with a minimum amount of $500 from Investors, after
 SEC qualification, in order to design, develop and build from the ground up, small and new single family homes, multifamily apartments, hotels, shopping centers, retail and restaurants concept stores, condominiums, movie theaters, low and high rises such as 50-story
 Gilmore Tower and Can You Spare a Dollar?, a chain of $1.00 stores, launching in Atlanta with plans to scale around the United States.

 Quotes Founder and Asset Manager Michael Gilmore, When it comes to economic development and crucial funding, many African American entrepreneurs are left out of the equation. In conforming to the standards of testing the waters under Regulation A of the Securities
 Act of 1933, as amended, this process allows companies such as mines Gilmore Homes Gilmore Loans, LLC, to determine whether there may be interest in an eventual offering of our securities. Although our company has already filed its Regulation A and is currently amending after SEC comments, testing the waters will still give us the opportunity to court investors to sign up only for subscription to the offering without putting up any money.

 Testing the waters notwithstanding, Gilmore Homes Gilmore Loans, LLC also plans to generate interest in Gilmore Tower, a massive
 $200,000,000 mixed use development that will include over 270 apartments and condominiums, a 100 room all-suite hotel with Rolls Royce services, a 6 level shopping center featuring over 100 stores and restaurants with indoor ice skating rink, office spaces, movie theater, and possibly a 1,000 seat performing arts center, if the company can raise 10% to 20% from Investors in order to commence the green light for the project. Investors should be advised that the company many never raise enough capital to move forward with its intended business operations. Moreover, distributions are not assured. Any accredited or nonaccredited investor should consult advisors before investing.

 Great public interests should tell if Gilmore Homes Gilmore Loans, LLC Reg A+ investment waters underpinnings are an initial success.

                                                          Test the Waters Materials

                                                                  And/or

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                           Empowering Consumers in Reaching the American Dream through Real Estate and Investing

                                              Are you an Accredited or NonAccredited Investor?

                              Are you Interested in Investing in Real Estate and Real Estate Related Assets?

                          Would You Like to Invest in Possibly Single Family Homes, Multifamily Apartments, Condominiums,
                   New Retail Stores and Restaurants, Shopping Centers, Movie Theaters, Hotels, Mid Rises and High Rises?

           Then, visit Gilmore Homes Gilmore Loans, LLC website: http://www.gilmorehomes.wix.com/atlanta, for more information.

           Before Investing or Signing Up, please review the Preliminary Offering Statement and All Disclosures including Risks.

                                                                     SAMPLE
                                                              PRESS RELEASE TITLES

               (After Qualification) or (Before Qualification, Where Allowed) to Test the Waters and to submit to News Sources

                   GILMORE HOMES GILMORE LOANS, LLC UNVEILS PLANS FOR GILMORE TOWER MIXED USE DEVELOPMENT FOR DOWNTOWN ATLANTA

                         BLACK DEVELOPER UNVEILS PLANS FOR GILMORE TOWER MIXED USE DEVELOPMENT FOR DOWNTOWN ATLANTA

                       MOREHOUSE ALUMNUS UNVEILS PLANS FOR GILMORE TOWER MIXED USE DEVELOPMENT FOR DOWNTOWN ATLANTA

     GILMORE HOMES GILMORE LOANS, LLC PLANS TO RAISE CAPITAL TO BUILD HIGH RISES, HOTELS, HOUSES, AND CHAIN OF DOLLAR STORES THROUGH CROWDFUNDING

              BLACK DEVELOPER PLANS TO RAISE CAPITAL TO BUILD HIGH RISES, HOTELS, HOUSES, AND CHAIN OF DOLLAR STORES THROUGH CROWDFUNDING

            MOREHOUSE ALUM PLANS TO RAISE CAPITAL TO BUILD HIGH RISES, HOTELS, HOUSES, AND CHAIN OF DOLLAR STORES THROUGH CROWDFUNDING

                MOREHOUSE ALUMNUS LAUNCHES REGULATION A TIER 2 TO BUILD HIGH RISES, HOTELS, HOUSES, AND CHAIN OF DOLLAR STORES

           BLACK ENTREPRENEUR LAUNCHES REGULATION A TIER 2 OFFERING TO BUILD HIGH RISES, HOTELS, HOUSES, AND CHAIN OF DOLLAR STORES

     GILMORE HOMES GILMORE LOANS, LLC LAUNCHES REGULATION A TIER 2 OFFERING TO BUILD HIGH RISES, HOTELS, HOUSES, AND CHAIN OF DOLLAR STORES

                       GILMORE HOMES GILMORE LOANS, LLC UNVEILS PLANS FOR ITS 40 STORY MIXED USE RESIDENTIAL TOWER

         GILMORE HOMES GILMORE LOANS, LLC UNVEILS PLANS FOR ITS 40 STORY MIXED USE RESIDENTIAL TOWER THROUGH REGULATION A CROWDFUNDING

The aforementioned are just some of the title headings owner Michael Gilmore will write, submit and market to test the waters and submit to various news and social media sources after QUALIFIED by the SEC, Securities and Exchange Commission or some before, where applicable and allowed.